Exhibit 99.2

December 11, 2012

TNS/Siris Transaction Questions & Answers

General

1.              How did TNSs Board of Directors come to a view that this is good value for stockholders?

The Special Committee of TNS’ Board of Directors conducted a thorough process in evaluating this potential transaction.  The Board of Directors, acting upon the recommendation of the Special Committee after receiving advice from outside financial and legal advisors, has determined the transaction to be fair to, and in the best interests of, the Company and its stockholders.

2.              Who is Siris?  How familiar are they with this space?

Siris Capital Group (“Siris”) is a private equity firm specializing in the technology, telecommunications and technology-enabled services industries.  Working with dedicated senior operating executives, Siris has significant experience and success in investing in businesses undergoing transition.  The Siris principals have successfully completed the acquisitions of numerous companies in the technology and telecommunications industries, including Japan Telecom, Western Multiplex, Airvana, Tekelec and MModal.

3.              What happens to TNS’ Board of Directors?

A new board will be elected by the new stockholders upon completion of the merger.

4.              What reaction do you expect from your employees/customers?

This transaction will allow us to focus more on our product investments and customer service.    With Siris’ guidance, we expect to further invest in products and services that can help customers cost-effectively navigate the complexities of technology evolution and/or create new revenue opportunities.  Employees will also benefit from a more focused execution of our business strategy.

5.              Is the name or brand of the Company going to change?

TNS and Cequint have a solid reputation and positive brand equity.  We do not anticipate changing anything at this point.

6.              Will the Company be moving?

No, we do not intend to move from our headquarters in Reston, Virginia.  We are proceeding with our headquarters consolidation as planned.

7.              What impact will this have on our business, particularly in the new growth areas?

Siris has significant expertise in investing in technology and telecommunications businesses and is committed to helping its portfolio companies develop long-term, sustainable competitive advantages.

Through this transaction and with Siris’ guidance, we will be further refining our commitment to quality, customer service and innovation across all three business divisions.

8.              How will the new capital structure affect the Company?

We do not believe the new capital structure of the Company will change our strategic objectives or customer focus.

9.              Did you talk to other potential buyers and who were they?

In the recent past, we have received a number of inbound indications of interest, and conducted a thorough process of inviting interest from strategic parties and financial investors. Ultimately, our Board determined Siris was the most suitable acquirer and that a transaction with Siris was in the best interest of our stockholders.   Additionally, under the merger agreement, TNS may solicit acquisition proposals from third parties for a 30-day “go-shop” period following the date of the merger agreement. The merger agreement provides Siris with a customary right to match a superior proposal. There is no guarantee that this process will result in a superior proposal.

10.       What is the level of stockholder approval required?

The affirmative vote of the holders of a majority of the outstanding shares of TNS is required to approve the merger.

11.       What will the management team do during this interim period before the transaction is closed?

The management team will continue to operate the business as though nothing has changed.

STOCKHOLDERS

1.              What was the premium on the transaction?

Under the terms of the merger agreement, TNS stockholders will receive $21.00 of cash per share, which is a 44% premium over the closing stock price of December 10, 2012 and a 47% premium over the 30-day trading average closing price of TNS common stock.

2.              What are the buyer’s sources of funds and how certain are those funds?

Siris has secured committed financing consisting of a combination of equity and debt. The equity financing will be provided by an investor group led by Siris and the debt financing will be arranged by SunTrust Robinson Humphrey, Inc. and Macquarie Capital (USA) Inc.

3.              Is there a reverse break-up fee and how much is that fee?  What is the breakup fee?

The details of the transaction are set out in more detail in the Form 8-K that we are filing with the Securities and Exchange Commission (the “SEC”) and will be described in more detail in the proxy statement for the special meeting of our stockholders to adopt the merger agreement.  The proxy statement will be filed with the SEC and mailed to stockholders.

4.              How will the Company be affected if the deal does not close?

Whether the deal closes or not, the Company and its employees will continue to focus on executing our strategy.

5.              Will there be a stockholder vote? When will it be?

Completion of the transaction is subject to approval of TNS’ stockholders, regulatory approvals and other closing conditions and is expected to occur during the first quarter of 2013.

6.              Who are your advisors in the transaction?

Greenhill & Co., LLC is acting as financial advisor to the Special Committee of the Board of Directors of TNS, and Gibson, Dunn & Crutcher LLP is acting as legal advisor to the Special Committee of the Board of Directors of TNS.   Greenhill & Co., LLC also provided a fairness opinion to the Special Committee indicating that the consideration to be received by TNS stockholders is fair from a financial point of view.

CUSTOMERS

1.              Why did Siris want to acquire TNS?

Siris is a private equity firm specializing in the technology, telecommunications and technology-enabled services industries.  Working with dedicated senior operating executives, Siris has significant experience and success in investing in businesses undergoing transition.  The Siris principals have successfully completed the acquisitions of numerous companies in the technology and telecommunications industries, including Japan Telecom, Western Multiplex, Airvana, Tekelec and MModal. Based on our discussions with them, we believe their investment strategy complements our vision of continued service excellence on our core network platforms while investing in new opportunities that will drive new revenue or cut operational costs for all of our customers in all the verticals we operate.

2.              Will anything change from our perspective?

We are committed to providing our customers with the highest level of service, now more than ever. With Siris’ guidance, we expect to further invest in products and services that can help our customers cost-effectively navigate the complexities of technology evolution and to create new revenue opportunities.  More than anything, we value the long-standing relationships with our customers and we will work every day to surpass our customers’ expectations.  Thank you again for your confidence in TNS and we look forward to continuing to build the future together with you.

3.              What does this mean for future investment in R&D and products?

Siris has significant expertise in investing in technology and telecommunications businesses and is committed to helping its portfolio companies develop long-term, sustainable competitive advantages.  Through this transaction and with Siris’ guidance, we will be further refining our commitment to quality, customer service and innovation across all three business divisions.

4.              What does this mean to relationships with large vendors/partners that serve us?

At this point, we do not expect any changes in our relationships with our partners as a result of this transaction.

EMPLOYEES

1.              What does it mean to be a private company vs. a public company?

Following the closing of the transaction, the stock of the Company will not be traded on a public exchange.

2.              Are there going to be any organizational changes?

We are continuously seeking to optimize our organization structure based on our customers’ needs. Given Siris’ significant technology and telecommunication experience, they are committed to all our business divisions and activities. Post-closing, Siris will be working closely with TNS’ management to jointly develop a business plan to strengthen our strategic plans and continue building on many of the initiatives we have underway that will ensure the future success of the Company.

3.              Will there be a merger with other Siris investments?

We do not anticipate any consolidation with other Siris investments.

4.              How will this affect our compensation?

We do not anticipate any changes to the compensation and benefits available to employees.

5.              Will there be any changes to the 401(k)/pension or Healthcare plans?

We do not plan on any changes to our 401(k)/pension or Healthcare plans for employees.

6.              How long will this transaction take to close? What are the approval processes?

We expect the transaction, which is subject to customary closing conditions, to close during the first quarter of 2013.

7.              After the announcement what are the next steps in the acquisition?

The next steps include filing for antitrust regulatory approval.  We will also ask the stockholders to vote for the transaction.  Once regulatory and stockholder approval are obtained and the other conditions to closing are satisfied, the acquisition can be completed.

8.              Will TNS employees become employees of Siris?

You will remain employees of TNS.

9.              Will employee email addresses change, and if so, when?

Work contact information will not change as a result of this transaction.

10.       What happens to existing stock options/RSUs?

Your current vested equity will be valued at $21.00 per share, net of any exercise or grant price, as of the day the transaction closes.  Any unvested equity (other than performance vested RSUs) will immediately vest in full as a result of this transaction and will also be valued at $21.00 per share, net of any exercise or grant price.  Additional information regarding the transaction specifics as it relates to employee-held equity (including the treatment of performance vested RSUs) will be supplied as we move from announcing to closing the transaction.

11.       Will I continue to get paid on the same schedule?

You will continue to be paid on the same schedule.

12.       Who can I reach out to with additional questions?

Please feel free to reach out to senior management in your region/reporting line or HR for any questions.  To the extent possible, we will make sure we communicate all current news.

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that competing acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against TNS related to the merger agreement; the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; the disruption of management’s attention from TNS’ ongoing business operations due to the transaction; the effect of the announcement of the transaction on TNS’ relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in TNS’ Annual Report on Form 10-K filed with the SEC on March 14, 2012.  TNS undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing TNS’ views as of any date subsequent to December 11, 2012.

Additional Information and Where to Find It:

In connection with the proposed transaction, TNS will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of TNS.  THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300, or from TNS’ website, http://www.tnsi.com.

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from TNS’ stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction.  Information about TNS’ directors and executive officers and their ownership of TNS’ common stock is set forth in the proxy statement for TNS’ 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  Stockholders may obtain additional information regarding the interests of TNS and its directors and executive officers in the proposed transaction, which may be different than those of TNS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.